EXHIBIT 4.15

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Second Amendment to Registration Rights Agreement (“Second Amendment”) is entered into as of June 9, 2000, among US Unwired, Inc., a Louisiana corporation (the “Company”), The 1818 Fund III, L.P., a Delaware limited partnership (the “1818 Fund”), and TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Shared Opportunity Fund II, L.P., TCW Shared Opportunity Fund IIB, LLC, TCW Shared Opportunity Fund III, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust, L.P., each of which is a Delaware entity, and Brown University Third Century Fund (collectively, the “TCW Entities”).

RECITALS

1.	The Company and The 1818 Fund entered into that certain Registration Rights Agreement (the “Agreement”) dated as of October 29, 1999.

2.	The parties to the Agreement and the TCW Entities entered into that certain First Amendment to Registration Rights Agreement (“First Amendment”) dated as of February 15, 2000 to add each of the TCW Entities as a party to the Agreement.

3.	The parties hereto desire to amend the definition of “Registrable Securities” in Section 3 of the Agreement, as previously amended by the First Amendment (as so amended, the “Amended Agreement”) to correct a drafting oversight from the First Amendment.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1. The definition of “Registrable Securities” in Section 3 of the Agreement shall be deleted in its entirety and shall be amended to read in its entirety as follows:

“Registrable Securities” means any shares of Common Stock issued or issuable either upon conversion of the shares of Preferred Stock or upon exercise of the Warrants, any shares of Preferred Stock, any Related Registrable Securities and any shares of Common Stock owned by the Purchaser or any of the TCW Entities. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act and the purchaser thereof does not receive “restricted securities” as defined in Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel for the holders, require registration of them under the Securities Act or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 9.

2. Except as expressly amended by this Second Amendment, the terms and provisions of the Amended Agreement shall continue in full force and effect.

3. This Second Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered individually or by the respective officers or partners hereunto duly authorized as of the date above written.

US UNWIRED INC.

By	/s/ Thomas G. Henning
Name: Thomas G. Henning
Title: Secretary

THE 1818 FUND III, L.P.

By:	Brown Brothers Harriman & Co., its general partner

	By:	/s/Lawrence C. Tucker
		Name:	Lawrence C. Tucker
		Title:	Partner,
Brown Brothers
Harriman & Co.
as General Partner,
The 1818 Fund III, L.P.

TCW LEVERAGED INCOME TRUST, L.P.

By:	TCW Investment Management Company, as investment Advisor

By:	/s/ John C. Rocchio
Name:	John C. Rocchio
Title:	Managing Director

By:	TCW Advisors (Bermuda), Ltd., as general partner

By:	/s/ Mark L. Attanasio
Name:	Mark L. Attanasio
Title:	Group Managing Director

TCW LEVERAGED INCOME TRUST II, L.P.

By:	TCW Investment Management Company, as Investment Advisor

By:	/s/ John C. Rocchio
Name:	John C. Rocchio
Title:	Managing Director

By:	TCW (LINC II), L.P., as general partner

By:	TCW Advisors (Bermuda), Ltd., as its general partner

By:	/s/ Mark L. Attanasio
Name:	Mark L. Attanasio
Title:	Group Managing Director

TCW SHARED OPPORTUNITY FUND III, L.P.

By:	TCW Asset Management Company, its Investment Advisor

By:	/s/ Mark L. Attanasio
Name:	Mark L. Attanasio
Title:	Group Managing Director

By:	/s/ John C. Rocchio
Name:	John C. Rocchio
Title:	Managing Director

SHARED OPPORTUNITY FUND IIB, LLC

By:	TCW Asset Management Company, its Investment Advisor

By:	/s/ Mark L. Attanasio
Name:	Mark L. Attanasio
Title:	Group Managing Director

By:	/s/ John C. Rocchio
Name:	John C. Rocchio
Title:	Managing Director

TCW SHARED OPPORTUNITY FUND II, L.P.

By:	TCW Investment Management Company, its Investment Advisor

By:	/s/ Mark L. Attanasio
Name:	Mark L. Attanasio
Title:	Group Managing Director

By:	/s/ John C. Rocchio
Name:	John C. Rocchio
Title:	Managing Director

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II

By:	TCW/Crescent Mezzanine II, L.P. its general partner or managing owner

By:	TCW/Crescent Mezzanine, L.L.C. its general partner

By:	/s/ Mark L. Attanasio
Name:	Mark L. Attanasio
Title:	Group Managing Director

BROWN UNIVERSITY THIRD CENTURY FUND

By:	/s/ Mark Attanasio
Name:	Mark Attanasio, its Investment Advisor